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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 1998 included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                              /s/ Arthur Andersen LLP


New Orleans, Louisiana
July 15, 1998